TOWER MUTUAL FUNDS
                               MULTIPLE CLASS PLAN

        This Multiple Class Plan (the "Plan") is adopted by Tower Mutual Funds (the "Trust"), a Massachusetts Business Trust, with respect to the classes of shares (the "Classes") of the portfolio of the Trust (the "Funds") set forth in exhibits hereto.



   1.   PURPOSE

        This Plan is adopted pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "Rule"), so as to allow the Trust to issue more than one class of shares of any or all of the Funds in reliance on the Rule and to make payments as contemplated herein.



   2.   SEPARATE ARRANGEMENTS / CLASS DIFFERENCES

        (a) DESIGNATION OF CLASSES: The Funds set forth on Amendments to Exhibit A offer two classes of shares: Class A Shares and Class B Shares.

        (b) EXPENSES: The only expenses allocated to Class B Shares as a class are the expenses incurred under the distribution plan adopted pursuant to Rule 12b-1 and shareholder service fees.

        (c) DISTRIBUTION OF SHARES: Class A and B Shares may be purchased through Hibernia National Bank, Hibernia Investment Securities, Inc. or through other service organizations (as defined in the applicable prospectus), as well as from the distributor.

        (d) VOTING RIGHTS: Shareholders of each class are entitled to one vote for each share held on the record date for any action requiring a vote by the shareholders and a proportionate fractional vote for each fractional share held. Shareholders of the Trust will vote in the aggregate and not by Fund or class except (i) as otherwise expressly required by law or when the Trustees determine that the matter to be voted upon affects only the interests of the shareholders of a particular Fund or class, and (ii) only holders of Class B Shares will be entitled to vote on matters submitted to shareholder vote with respect to the Rule 12b-1 Plan applicable to such class.



   3.   EXPENSE ALLOCATIONS

        The expenses incurred pursuant to the Rule 12b-1 Plan and Shareholder Services will be borne solely by the Class B Shares of the applicable Fund, and constitute the only expenses allocated to one class and not the other.



   4.   EXCHANGE FEATURES

        Shareholders of Class A Shares and Class B Shares may exchange such shares in any Tower Mutual Fund for the same class of shares in any other Tower Mutual Fund offering such class provided the fund does not assess a sales charge. Exchanges will be made on the respective net asset value of the shares being exchanged as next determined after receipt of the request in good order.



   5.   CONVERSION FEATURE

        Shares of Class B Shares will convert to Class A Shares after such Class B Shares have been outstanding for a period of eight years. Such conversion will occur on the basis of the relative net asset value of the two classes without the imposition of any sales load or other charge.



   6.   EFFECTIVENESS

        This Plan shall become effective with respect to each Class, (i) to the extent required by the Rule, after approval by a majority vote of: (a) the Trust's Board of Trustees; (b) the members of the Board of the Trust who are not interested persons of the Trust and have no direct or indirect financial interest in the operation of the Trust's Plan , and/or (ii) upon execution of an exhibit adopting the Plan with respect to such class.

                                    EXHIBIT A
                                     to the
                               Multiple Class Plan
                               TOWER MUTUAL FUNDS
                         TOWER CAPITAL APPRECIATION FUND
                                 CLASS A SHARES
                                 CLASS B SHARES

      This Multiple Class Plan is adopted by TOWER MUTUAL FUNDS with respect to the Class(es) of Shares of the portfolios of TOWER MUTUAL FUNDS set forth above.

      Witness the due execution here of this October 1, 1996.

                                                TOWER MUTUAL FUNDS


                                          By: /S/E.C. GONZALES
Title:      PRESIDENT
                              Date:OCTOBER 1, 1996

                                                  Exhibit 18(ii) under Form N-1A
                                              Exhibit 99 under Item 601/Reg. S-K


                                    EXHIBIT B
                                     to the
                               Multiple Class Plan
                               TOWER MUTUAL FUNDS
                             TOWER CASH RESERVE FUND
                                 CLASS A SHARES
                                 CLASS B SHARES
                            TOWER MID-CAP EQUITY FUND
                                 CLASS A SHARES
                                 CLASS B SHARES

      This Multiple Class Plan is adopted by Tower Mutual Funds with respect to the Class(es) of Shares of the portfolios of Tower Mutual Funds set forth above.

      Witness the due execution here of this 10th day of March, 1998.

                                    Tower Mutual Funds

                                    By:./s/ JEFFREY W. STERLING
                                    Name:  Jeffrey W. Sterling
                                    Title:  Vice President